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                Exhibit 11. Pennsylvania Commerce Bancorp, Inc.
                       Computation of Net Income Per Share
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                       For the Quarter Ended June 30, 2003
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                                                        Income               Shares        Per Share
                                                                                             Amount
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Basic Earnings Per Share:
Net income                                               $1,658,000
Preferred stock dividends                                   (20,000)
Income available to common stockholders                   1,638,000         2,138,743        $0.77
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Effect of Dilutive Securities:
Stock Options                                                                 169,195
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $1,638,000         2,307,938        $0.71
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                       For the Six Months Ended June 30, 2003
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                                                        Income           Shares        Per Share
                                                                                         Amount
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Basic Earnings Per Share:
Net income                                               $3,306,000
Preferred stock dividends                                   (40,000)
Income available to common stockholders                   3,266,000         2,131,717        $1.53
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Effect of Dilutive Securities:
Stock Options                                                                 163,003
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $3,266,000         2,294,720        $1.42
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                       For the Quarter Ended June 30, 2002
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                                                        Income           Shares        Per Share
                                                                                         Amount
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Basic Earnings Per Share:
Net income                                               $1,347,000
Preferred stock dividends                                   (20,000)
Income available to common stockholders                   1,327,000         2,063,305        $0.65
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Effect of Dilutive Securities:
Stock Options                                                                 229,369
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $1,327,000         2,292,674        $0.58
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                       For the Six Months Ended June 30, 2002
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                                                        Income           Shares        Per Share
                                                                                         Amount
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Basic Earnings Per Share:
Net income                                               $2,637,000
Preferred stock dividends                                   (40,000)
Income available to common stockholders                   2,597,000         2,024,621        $1.28
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Effect of Dilutive Securities:
Stock Options                                                                 212,226
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $2,597,000         2,236,847        $1.16
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